Exhibit 4.1

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT CONSTITUÉE EN VERTU DE LA LOI CANADIENNE SUR LES SOCIÉTÉS PAR ACTIONS SEE REVERSE FOR CERTAIN DEFINITIONS VOIR AU VERSO POUR CERTAINES DÉFINITIONS transferable on the books of the Company only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. C0000000230 | M **SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN544192305 00000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Thera peutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero*** *SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN5441923050 0000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therap eutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero**** SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500 000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therape utics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****SPECIMEN54419230500000000Lorus*Therapeutics*Inc.zero****S SPECIMEN **054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therape utics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000 000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero*** *054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeu tics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****0544192305000000 00Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero**** 054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeut ics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****05441923050000000 0Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****0 54419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeutics*Inc.zero****054419230500000000Lorus*Therapeuti * * * 0 * * * 00000000 Number Numéro Shares Actions FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF IS THE REGISTERED HOLDER OF EST LE PORTEUR INSCRIT DE THIS CERTIFIES THAT LES PRÉSENTES ATTESTENT QUE Dated: COUNTERSIGNED AND REGISTERED CONTRESIGNÉ ET IMMATRICULÉ COMPUTERSHARE TRUST COMPANY, N.A. (GOLDEN) TRANSFER AGENT AND REGISTRAR AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES COUNTERSIGNED AND REGISTERED CONTRESIGNÉ ET IMMATRICULÉ COMPUTERSHARE INVESTOR SERVICES INC. SERVICES AUX INVESTISSEURS COMPUTERSHARE INC. (VANCOUVER) (TORONTO) (MONTREAL) TRANSFER AGENT AND REGISTRAR AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES OR By / Par Authorized Officer - Représentant Autorisé By / Par Authorized Officer - Représentant autorisé President and Chief Executive Officer President et Chef de la diréction Chair of The Board of Directors Secrétaire Générale * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * CUSIP 544192305 ISIN CA5441923052 transférables dans les registres de la Société seulement sur remise de ce certificat endossé en bonne et due forme. Ce certificat n'est valide que s'il a été contresigné par l'agent de transfert et agent comptable des registres de la Société. EN FOI DE QUOI la Société a fait signer le présent certificat en son nom au moyen des fac-similés de signature de ses dirigeants dûment autorisés. ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIÈREMENT LIBÉRÉES DU CAPITAL-ACTIONS DE May 14, 2010 Le : 14 mai 2010 Lorus Therapeutics Inc. Lorus Therapeutics Inc. The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Vancouver, BC, Montreal, QC and Toronto, ON or Computershare Trust Company, NA. in Golden, CO. Les actions représentées par ce certificat peuvent être transférées aux bureaux de Services aux Investisseurs Computershare Inc. à Vancouver, BC, Montréal, QC et Toronto, ON ou à Computershare Trust Company, NA. à Golden, CO. CSAE_WIP_LORQ_C03.MTL.PULLS/000001/000001/i

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Les actions représentées par ce certificat sont assorties de droits, privilèges, restrictions et conditions et la Société fournira à tout actionnaire, sur demande et sans frais, une copie du texte intégral a) des droits, privilèges, restrictions et conditions rattachés à chaque catégorie d'actions dont l'émission est autorisée et à chaque série, dans la mesure fixée par les administrateurs; et b) de l'autorisation donnée aux administrateurs de fixer les droits, privilèges, restrictions et conditions des séries ultérieures.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

| | |
|---|---|
| TEN COM | - as tenants in common |
| TEN ENT | - as tenants by the entireties |
| JT TEN | - as joint tenants with rights of survivorship and not as tenants in common |
| (Name) CUST (Name) UNIF GIFT MIN ACT (State) | - (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act |

Additional abbreviations may also be used though not in the above list.

Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres :

| | |
|---|---|
| TEN COM | - à titre de propriétaires en commun |
| TEN ENT | - à titre de tenants unitaires |
| JT TEN | - à titre de copropriétaires avec gain de survie et non à titre de propriétaires en commun |
| (Nom) CUST (Nom) UNIF GIFT MIN ACT (État) | - (Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to Minors Act de (État) |

Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées.

For value received the undersigned hereby sells, assigns and transfers unto

Pour valeur reçue, le soussigné vend, cède et transfère par les présentes à

______________________________________________

Insert name and address of transferee

Insérer le nom et l'adresse du cessionnaire

______________________________________________

______________________________________________

shares represented by this certificate and does hereby irrevocably constitute and appoint actions représentées par le présent certificat et nomme irrévocablement

______________________________________________

the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

le fondé de pouvoir du soussigné chargé d'inscrire le transfert desdites actions aux registres de la compagnie, avec plein pouvoir de substitution à cet égard.

LE :
DATED: ______________________ ______________________ ______________________

Signature of Shareholder / Signature de l'actionnaire

Signature of Guarantor / Signature du garant

**Signature Guarantee:** The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses populaires unless they are members of the Stamp Medallion Program.

**Garantie de signature :** La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit être garantie par une banque à charte canadienne de l'Annexe 1 ou un membre d'un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP). Le garant doit apposer un timbre portant la mention « Signature garantie » ou « Signature Guaranteed ».

Aux États-Unis, seuls les membres d'un « Medallion Signature Guarantee Program » peuvent garantir une signature.

Les garanties de signature ne peuvent pas être faites par des caisses d'épargne (« Treasury Branches »), des caisses de crédit (« Credit Unions ») ou des Caisses populaires, à moins qu'elles ne soient membres du programme de garantie de signature Medallion STAMP.

**SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ**

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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